Exhibit 3.4

Highland Holdings S.a r.l.

Societe a responsabilite limite

6, rue Jean Monnet, L-2180 Luxembourg

R.C.S. Luxembourg: B237108

STATUTS COORDONNES AU 08 octobre 2021

PART I. CORPORATE FORM AND NAME, REGISTERED OFFICE, CORPORATE PURPOSE AND TERM OF EXISTENCE

Capitalized terms not otherwise defined herein shall have the meaning indicated in Article 22 (Definitions).

Article 1. Corporate form and name

These are the articles of association for a private limited-liability company (societe a responsabilite limitee) (the "Company") incorporated under the name "Highland Holdings S.a r.l.".

The Company shall be governed by these Articles and the laws of the Grand Duchy of Luxembourg, in particular the Act.

Article 2. Registered office

The Company's registered office is located in the City of Luxembourg. Subject to the provisions of the Act, the Board is authorized to transfer the Company's registered office to another location within the Grand Duchy of Luxembourg and amend this article accordingly. The Board may resolve to establish branches or other places of business in the Grand Duchy of Luxembourg or abroad.

If the Board finds that extraordinary political, economic or social circumstances have arisen or may arise that interfere or could interfere with the Company's ability to conduct business or hinder communications within its registered office or between that office and persons abroad, the Board may transfer the registered office abroad, until the extraordinary circumstances come to an end. These temporary measures shall not affect the nationality of the Company which, notwithstanding the transfer of its registered office abroad, shall continue to be governed by the laws of the Grand Duchy of Luxembourg.

Article 3. Corporate purpose

The object of the Company is the direct and indirect acquisition and holding of participating interests, in any form whatsoever, in Luxembourg and/or in foreign undertakings, as well as the administration, development and management of such interests.

This includes, without limitation the investment in and acquisition and disposal of any type of equity or debt instrument, including shares, founders' shares, profit shares, options, warrants and other equity instruments or rights, partnership interests, limited-liability company interests, preferred shares, securities and swaps, as well as the investment in, acquisition or disposal of, grant or issuance of loans, bonds (convertible or not), notes, preferred equity certificates, debentures, bonds or notes listed on a stock exchange, and other debt instruments, convertible or not, and any combination of the aforementioned, in each case whether freely transferable or not, as well as obligations (including, without limitation, synthetic instruments) in any type of company, entity or other (legal) person. The Company can borrow in any form.

The Company is further entitled to hold any position as, and exercise the functions of, general partner, manager or director in any company with registered office in the Grand-Duchy of Luxembourg that belongs to the same group of companies as the Company.

The Company may also use its funds to invest in real estate, in intellectual property rights or any other movable or immovable assets in any form or of any kind.

The Company may grant pledges, guarantees, liens, mortgages and any other form of securities as well as any form of indemnities, to Luxembourg or foreign entities, in respect of its own obligations and debts.

The Company may also provide assistance in any form (including but not limited to the granting of advances, loans, money deposits and credits as well as the providing of pledges, guarantees, liens, mortgages and any other form of securities, in any kind of form) to the Company's subsidiaries. On a more occasional basis, the Company may provide the same kind of assistance to undertakings which are part of the same group of companies which the Company belongs to or to third parties, provided that doing so falls within the Company's best interest and does not trigger any license requirements.

In general, the Company may carry out any commercial, industrial or financial operation and engage in such other activities as the Company deems necessary, advisable, convenient, incidental to, or not inconsistent with, the accomplishment and development of the foregoing. Notwithstanding the above, the Company shall not enter into any transaction which would cause it to be engaged in any activity which would be considered as a regulated activity or that would require the Company to have any other license.

Article 4. Term of existence

The Company is incorporated for an unlimited term of existence.

PART II. SHARE CAPITAL AND SHARES

Article 5. Share capital, issue premiums and capital contributions

5.1.     Share capital

The Company's share capital is set at one hundred thousand twenty Euros (EUR 100,020), represented by one hundred thousand twenty (100,020) shares, with a nominal value of one Euro (EUR 1) each, all of which are subscribed and fully paid-up.

5.2.     Issue premiums and capital contributions

In addition to the share capital, an account for the issuance of premiums and/or for capital contributions (Compte 115 "Apport en capitaux propres non remunere par des titres") may be set up.

The Company may use the amounts held in this account to redeem its shares, set off net losses, make distributions to shareholders, allocate funds to the statutory reserve, make payments in relation to shares and for any other purpose permitted by law.

Article 6. Shares

6.1.     Form

The Company’s shares are and shall remain in registered form.

The Company may not make a public offering of its shares.

The Company's shares shall not be represented by transferable share certificates; however, at the request of a shareholder, the Company may issue a certificate confirming the shareholder's recordation in the shareholders' register.

6.2.     Shareholders' register

A shareholders' register shall be kept at the Company's registered office in accordance with the provisions of Article 710-8 of the Act. Each shareholder shall have the right to consult the register during normal business hours in accordance with the provisions of the Act.

Shareholders shall notify the Company by registered letter of any change of address. The Company shall be entitled to rely on the last notified address.

6.3.    Indivisibility of shares and suspension of rights

The Company shall recognize a single owner per share. If a share is held by more than one (1) person, the Company has the right to suspend the rights associated with that share (except for the rights to information provided for by Article 461-6 of the Act) until a single person is designated as being the holder thereof towards the Company.

6.4.    Transfers of shares

If the Company has a sole shareholder, this shareholder may freely transfer its shares.

If the Company has several shareholders, the shares may be transferred freely amongst the shareholders.

Shares issued by the Company may be transferred to non-shareholders only in accordance with the provisions of Articles 710-12 and 710-13 of the Act, it being understood that the consent of shareholders representing three quarters (%) of the shares is required for transfers to non-shareholders, both inter vivos and mortis causa. The same rules apply to the creation or transfer of usufruct (i.e. beneficial ownership) or bare ownership rights.

In the event of an inter vivos transfer of shares to non-shareholders for which the abovementioned consent of the shareholders is not obtained, the other shareholders shall have the right to acquire the shares or have them acquired from the transferring shareholder, unless the transferring shareholder decides to forego the transfer, in accordance with the conditions set out in Article 710-12 of the Act. The Company can also decide, with the consent of the transferring shareholder, to reduce its share capital and redeem the shares at the conditions set out in Article 710-12 of the Act. In both cases, the price of the transferred shares shall be determined by the Board. The Board at its sole discretion may hire outside counsel or external experts to assist it herewith. If the shares are not acquired or redeemed in accordance with the abovementioned provisions, the transferring shareholder can proceed with the initially proposed transfer to a non-shareholder.

Article 7. Capital increases and reductions and share redemptions

7.1.    Capital increases and reductions

The Company's share capital may be increased or reduced on one or more occasions pursuant to a resolution of the general meeting of shareholders, provided the quorum and majority required to amend these Articles are met.

7.2.    Share redemptions

The Company may redeem its own shares with the consent of the shareholders concerned. Redemption of shares may not result in the nominal value or accounting par value of the total shares held by the remaining shareholders (other than the Company) falling below twelve thousand euros (EUR 12,000) or its equivalent in another currency.

In addition, if the Company has issued redeemable shares, the redemption of such shares must meet the requirements of Article 710-5 of the Act.

The voting rights and financial rights attached to redeemed shares shall be suspended for as long as where they are held by the Company.

The Board is authorized to cancel the redeemed shares and proceed with the relevant capital decrease, which must be recorded in a notarized instrument within one (1) month thereafter.

PART III. MANAGEMENT AND SUPERVISION

Article 8. Board

The Company shall be managed by one or more manager(s), who need not be shareholders (the "Manager(s)"). If several Managers are appointed, they shall constitute a board of Managers (the "Board").

The Manager(s) shall be appointed by the shareholders, who shall determine their number, remuneration and the duration of their term of office. If no term has been fixed in the relevant shareholder decision, the Manager(s) concerned shall be deemed appointed for an unlimited term. Manager(s) may be re-elected at the end of their term of office and removed from office without cause at any time pursuant to a shareholder resolution.

The shareholders may decide to appoint two (2) classes of Managers, the "Class A Manager(s)" and the "Class B Manager(s)", respectively.

Article 9. Procedure and voting

9.1.     Sole Manager

If the Company has a sole Manager, the Manager shall exercise the powers granted by the Act. In this case and to the extent applicable, where the term "sole Manager" is not expressly mentioned in these Articles, any reference to the "Board" shall be deemed to refer to the sole Manager. The sole Manager shall record the decisions taken in minutes.

9.2.     Decision-making by the Board

9.2.1     Chairperson and secretary

The Board may appoint a chairperson (the "Chair") from amongst its members but is not obliged to do so. If there are classes of Managers, the Chair shall be appointed among the class A Managers. The Chair shall preside over all meetings of the Board. In the Chair's absence, the Board may appoint a Manager as pro tempore chair by a majority vote of the Managers present or represented at the meeting.

The Board may also appoint a secretary (the "Secretary") to keep minutes of Board meetings and general meetings of shareholders. If the Secretary is not a Manager, he or she shall be bound by the confidentiality provisions laid down in Article 10.2 of these Articles, under the Board's responsibility.

9.2.2     Calling of Board meetings

The Board shall meet at the request of any Manager or further to a notice sent by the Chair. Except in cases of urgency or with the prior consent of all those entitled to attend the meeting written notice sent by e-mail, facsimile or any other electronic means of communication accepted by the Managers, of a Board meeting must be given at least twenty-four (24) hours in advance or six (6) hours in advance in exceptional and urgent matters, provided the meeting is scheduled during normal business hours in Luxembourg. The notice shall specify the place, date, time and agenda of the meeting.

This requirement may be waived with the unanimous consent of all Managers present, or represented, at the meeting or by other written means.

A separate notice is not required for meetings held at a time and place previously approved by the Board.

9.2.3     Procedural requirements for Board meetings

Board meetings shall be held in the Grand Duchy of Luxembourg, save for exceptional circumstances which shall be agreed upon by all members of the Board.

A Manager may be represented at a Board meeting by another Manager, appointed in writing. A Manager may represent more than one Manager at a Board meeting, provided there are always at least two (2) Managers physically present at the meeting or attending by conference call, videoconference or similar means of communication.

If there are multiple classes of Managers, a Manager of a class may only be represented by a Manager of the same class.

A Manager may participate in Board meeting by conference call, videoconference or similar means of communication enabling several persons to instantly communicate with each other or other means of communication enabling the identification of the participants. Such methods of participation are considered equivalent to physical presence at the meeting, and a meeting held by such means is deemed to take place at the Company's registered office.

A written resolution, signed by all Managers, is valid as if it had been adopted at a duly called Board meeting. Resolutions passed pursuant to this procedure shall be deemed adopted at the Company's registered office. The resolution can be set out either in a single document, signed by all Managers, or in separate identical documents, each signed by a Manager.

9.2.4    Quorum and majority

The quorum required for Board meetings shall be the presence of at least two Managers currently in office and, if there are multiple classes of Managers, the presence of at least one (1) Manager from each class.

Resolutions shall be adopted by a majority of votes cast by the Managers present or represented at the meeting and, if there are multiple classes of Managers, by at least one (1) Manager from each class. Each Manager is entitled to cast one (1) vote. In the event of a tie, the Chair, or when applicable, the pro tempore chair, who shall at all times be a class A Manager, shall cast the deciding vote.

If the abovementioned quorum and/or majority cannot be met due to the fact that one or more Managers have a conflict of interest with the decision to be taken, the decision shall be adopted by a simple majority of Board members without a conflict of interest unless they decide to refer it to the shareholder or shareholders, for approval.

9.2.5    Minutes - copies and extracts

Minutes of Board meetings shall be drawn up and signed by the Chair, or, when applicable, the pro tempore chair, or by all Managers present at the meeting.

Copies of and extracts from, the minutes or resolutions shall be certified and signed by the Chair or, when applicable, the pro tempore chair, or by one (1) Manager.

Article 10. Powers, duties, liability and indemnification

10.1.    Powers of the Board

The Board shall have the broadest powers to act on behalf of the Company and to perform or authorise all acts of administration or disposal necessary or useful to accomplish the Company's purpose. All powers not expressly reserved to the shareholders under the Articles or the Act can be exercised by the Board.

10.2.    Confidentiality

Even after the end of their term of office, the Manager(s) shall not disclose information about the Company which could be detrimental to the Company's interests, except when disclosure is required by law or the public interest, in accordance with and subject to the provisions of Articles 710-15 and 444-6 of the Act.

10.3.    Conflicts of interest

The Managers shall observe the conflicts-of-interest procedure provided for by Articles 710-15 and 441- 7 of the Act and Article 9.2.4 of these Articles.

For the sake of clarity and insofar as permitted by the Act, no contract or transaction between the Company and another party shall be affected or invalidated based solely on the fact that one or more of the Managers, directors, partners, members, officers or employees of the Company have a personal interest in the contract or transaction or are duly authorised representatives of that other party. Unless otherwise provided herein, any Manager or officer of the Company who serves as a director, manager, partner, member, officer or employee of any company or firm with which the Company contracts or otherwise engages in business shall not, automatically be prevented from taking part in the deliberations and voting or acting on any matters with respect to such contract or other business.

10.4.    Liability and indemnification

The Managers may not, in the performance of their tasks, be held personally liable for any commitment validly made by them in the Company's name. They may only be held liable for the performance of their duties in accordance with the applicable legal provisions.

Insofar as permitted by law, the Company shall indemnify any Manager and the latter's heirs, executors and administrators for expenses reasonably incurred in connection with any action, lawsuit or proceedings to which the Manager may be made a party by reason of being or having been a Manager of the Company, or, at the request of the Company, of any other company of which the Company is a shareholder or creditor and by which the Manager is not entitled to be indemnified, with the exception of actions, lawsuits and proceedings relating to matters for which the Manager is ultimately found liable for gross negligence or misconduct. In the event of a settlement, indemnification shall only be provided if the Company has been advised by its legal counsel that the Manager did not breach their duties. This right to indemnification is without prejudice to any other rights on which the relevant person may be entitled to rely.

Article 11. Delegation of powers

11.1.    Delegation of daily management

The Board may confer its powers to conduct the Company's daily management and affairs and represent the Company in this regard to any member or members of the Board or any other person, who need not be a Manager or shareholder of the Company, acting alone or jointly, at the terms so determined by the Board. The Board may freely terminate the delegation of the daily management at any time and without cause. The liability of the person(s) responsible for the daily management shall be determined in accordance with the applicable provisions of the Act. The person(s) responsible for daily management shall comply with the conflicts-of-interest procedure provided for by Article 710-15(4) of the Act.

When the Company is managed by a Board, the delegation of daily management to a member of the Board entails an obligation for the Board to report annually to the general meeting of shareholders on the salary, fees and other advantages granted to the Manager entrusted with the daily management.

11.2.    Other delegations of authority

The Board may confer certain powers on and/or entrust specific duties to any member(s) of the Board or any other person(s), who need not be a Manager or shareholder of the Company, acting jointly or individually, in accordance with the conditions and powers determined by the Manager or, if applicable, the Board.

The Board may also establish one or more committees and determine their composition and purpose.

Any such committees shall exercise their authority under the responsibility of the Board.

Article 12. Representation of the Company

If only one (1) Manager has been appointed, the Company shall be liable towards third parties by the signature of that Manager as well as by the signature or joint signatures of any person(s) to whom the Manager has delegated signing authority, within the limits of that authority.

If the Company is managed by a Board, the Company shall be liable towards third parties, without prejudice to the following paragraph, by the joint signature of any two (2) Managers as well as by the sole signature or joint signature of any person(s) to whom the Board has delegated signing authority, within the limits of that authority.

If the shareholders have appointed classes of Managers, the Company shall be liable towards third parties by the joint signature of one (1) Manager of each class as well as by the signature or joint signature of any person(s) to whom the Board, or a Manager of each class, have delegated signing authority, within the limits of that authority.

If one or more persons have been entrusted with daily management, they shall represent the Company by means of their sole signature for all matters that fall within the scope of daily management.

Article 13. Audit

If required by Luxembourg law, supervisory oversight of the Company's operations shall be entrusted to one or more statutory auditor(s) (commissaire(s)) or to one or more independent auditor(s) (reviseur(s) d'entreprises).

The statutory auditor(s) or independent auditor(s), as the case may be, are appointed by the general meeting of shareholders, which shall determine their number, remuneration and the duration of their term of office. If no term has been fixed in the relevant shareholder decision, the auditor(s) shall be deemed appointed for a limited term of one (1) year. They may be re-appointed at the end of their term and removed from office pursuant to a shareholders resolution at any time, with or without cause, subject to the applicable statutory provisions.

PART IV. GENERAL MEETING OF SHAREHOLDERS

Article 14. Powers

The shareholders shall have the powers reserved to them by the Act and these Articles.

Any regularly constituted general meeting or any valid written resolution (as applicable) shall represent and bind all shareholders of the Company.

The shareholders shall not participate in or interfere with the Company's management.

Article 15. Decision-making procedure

15.1.     Calling of meetings

The Board or the auditor(s), or any shareholders representing more than half ('A) the Company's share capital can call a general meeting or submit written resolutions to the Company's shareholders, in accordance with the provisions of the Act.

General meetings of shareholders, including the annual general meeting, can be held abroad only if so required by unforeseen circumstances or acts of force majeure, as determined by the Board.

General meetings of shareholders are called by means of a written notice sent to the shareholders at least eight (8) days in advance, specifying the date, time, place and agenda of the meeting.

If all shareholders are present or represented at a general meeting and state that they have been informed of the agenda, the general meeting may be held without a prior notice having been sent.

15.2.    Form of resolutions

If the Company has a sole shareholder, that shareholder shall exercise the powers entrusted by the Act to the general meeting. In this case and to the extent applicable, if the term "sole shareholder" is not expressly mentioned in these Articles, all references to the "shareholders" and the "general meeting" shall be deemed to refer to the sole shareholder. Resolutions taken by the sole shareholder must be set out in writing.

If the Company has fewer than sixty (60) shareholders, general meetings of shareholders are not mandatory and the shareholders may vote on proposed resolutions in writing (in which case, the resolutions must be approved by the same majority required at a general meeting). A general meeting must however be called to amend these Articles.

Where the shareholders take decisions in writing, they shall cast their vote by signing the circulated resolutions. The shareholders may sign a single document or separate copies of the same document, returned to the Company by post, fax or email.

15.3.    Procedure

The chair of the general meeting, or, in the chair’s absence, any other person appointed by the shareholders, shall preside over the general meeting. The chair shall appoint a secretary. The general meeting shall appoint one or more scrutineers. The chair, together with the secretary and the scrutineer(s), shall form the presiding committee of the general meeting.

An attendance list indicating the name of each shareholder, the number of shares held and, if applicable, the name of the shareholders' representatives, shall be drawn up and signed by all members of the presiding committee or, as the case may be, their representatives.

Shareholders can attend general meetings of shareholders by conference call, video conference or any other similar means of instant communication enabling their identification in accordance with and subj ect to the provisions of Article 710-21 of the Act. A meeting held by such means is deemed to take place at the Company's registered office.

Shareholders can vote remotely at a general meeting using voting forms. The form shall indicate the agenda for the meeting and the vote or the relevant shareholder (for, against or abstention). In order to be taken into account for the purpose of determining the quorum, voting forms must be received by the Company no later than one (1) hour before the opening of the meeting.

15.4.    Voting

Each share carries one (1) vote, unless otherwise provided for by the Act. A shareholder’s voting rights are determined by the number of shares held

Shareholders may appoint in writing, by post, facsimile, email, or any other accepted means of communication a proxy holder, who need not be a shareholder, to represent them at a general meeting.

Without prejudice to these Articles and the Act, the Board can suspend the voting rights of shareholders that are in default of their obligations under these Articles or the relevant subscription letter or agreement.

Each shareholder may personally undertake or refrain temporarily or permanently from exercising all or some of its voting rights. Any such waiver is binding on the Company as from the time the Company is notified of it.

Voting arrangements may be validly entered into in accordance with and subject to the provisions of Article 710-20 of the Act.

15.5.      Quorum and majority

15.5.1      Decisions amending the Articles and change of nationality

Unless otherwise required by the Act or these Articles, any amendment to the Articles, including a change of nationality, must be approved by shareholders representing at least three quarters (3/i) of the Company's share capital.

15.5.2      Decisions approving share transfers

Decisions approving a transfer of shares to a non-shareholder must be approved in accordance with the provisions of Article 6.4 of these Articles.

15.5.3      Unanimity

The commitments of shareholders may be increased only with the unanimous consent of all shareholders.

15.5.4      Other decisions

All other decisions for which no specific quorum or majority is required by these Articles or the Act must be approved by shareholders representing more than half (I/2) the share capital. If the required quorum is not met at the first general meeting, the shareholders shall be called or consulted a second time, by registered letter, and resolutions shall be adopted by a majority of the votes cast, regardless of the percentage of share capital represented.

15.5.5      Classes of shares

If there are several classes of shares and the shareholders' decision may result in a modification of their respective rights, the decision must, in order to be valid, be approved by each class of shares, with the quorum and majority stipulated in Article 15.5.1 of these Articles.

15.6.      Minutes - copies and extracts

Minutes of general meetings of shareholders shall be drawn up and signed by the members of the presiding committee and any shareholders who wish to do so.

Copies of and extracts from the minutes of general meetings of shareholders may be certified by one (1) Manager.

15.7.      Attendance of bondholders

If the Company has issued bonds, the bondholders are not entitled to be called to or attend general meetings of shareholders.

PART V. FINANCIAL YEAR AND ALLOCATION OF PROFITS

Article 16. Financial year

The Company's financial year starts on the first day of December of each year and ends on the last day of November of the following year.

Article 17. Approval of the annual accounts

At the end of each financial year, the accounts are closed and the Board shall draw up the Company's annual accounts in accordance with the Act and submit them to the auditor(s) for review (where applicable) and to the general meeting of shareholders for approval.

Each shareholder or its representative may inspect the annual accounts at the Company's registered office as provided by the Act.

Article 18. Allocation of profits

Five percent (5%) of the Company's net annual profits shall be allocated each year to the reserve required by the Act, until this reserve reaches ten percent (10%) of the Company's share capital.

The general meeting of shareholders shall determine how the remaining profits are to be allocated. These profits may, in whole or in part, be used to absorb existing losses, if any, set aside in a reserve, carried forward to the next financial year or distributed to the shareholders.

Article 19. Interim dividends

The Board is authorised to distribute interim dividends ("acomptes sur dividendes") in accordance with Article 710-25 of the Act.

PART VI. WINDING-UP AND LIQUIDATION

Article 20. Winding-up and liquidation

The Company shall not be wound up due to the death, bankruptcy, incapacity or similar event affecting one or more of its shareholders.

The Company may be wound up pursuant to a shareholder resolution, approved in accordance with the quorum and majority indicated in the Act.

If the Company is wound up, liquidation shall be carried out by one or more liquidators (which may be either natural persons or legal entities) appointed by the general meeting which shall also determine their powers and compensation.

After settling all outstanding debts and liabilities, including taxes and liquidation costs, the remaining proceeds, if any, shall be distributed amongst the shareholders.

If there is only one (1) shareholder, the Company can be wound up without liquidation in accordance with Article 710-3 of the Act and Article 1865bis(2) et seq. of the Luxembourg Civil Code.

PART VII. APPLICABLE LAW AND DEFINITIONS

Article 21. Applicable law

All matters not governed by these Articles shall be settled in accordance with the applicable law and any agreement that may be entered into by the shareholders and the Company from time to time, supplementing certain provisions of these Articles.

Article 22. Definitions

The following terms, as used in these Articles, shall have the meaning set out below:

Act: the Luxembourg law of 10 August 1915 on commercial companies, as amended from time to time; Articles: these articles of association of the Company;

Board: see the definition in Article 8 of these Articles;

Chair: see the definition in Article 9.2.1 of these Articles;

Class A Manager(s): see the definition in Article 8 of these Articles;

Class B Manager(s): see the definition in Article 8 of these Articles;

Company: see the definition in Article 1 of these Articles;

Manager(s): see the definition in Article 8 of these Articles; and Secretary: see the definition in Article 9.2.1 of these Articles.

SUIT LA TRADUCTION FRANCAISE DU TEXTE QUI PRECEDE :

PART I. FORME ET DENOMINATION SOCIALE, SIEGE SOCIAL, OBJET SOCIAL ET DUREE

Article 1. Forme, denomination sociale

Les presents constituent les statuts d'une societe a responsabilite limitee (la "Societe") dont la denomination sociale est" Highland Holdings S.a r.L".

La Societe sera regie par les presents Statuts et les lois du Grand-Duche de Luxembourg et, en particulier, la Loi.

Article 2. Siege social

Le siege social de la Societe sera etabli a Luxembourg-Ville. Le College sera autorise a transferer le siege social de la Societe au sein du Grand-Duche de Luxembourg et a modifier cet article en consequence. Le College pourra decider d’etablir des succursales ou d'autres formes d'etablissements au sein du Grand- Duche de Luxembourg ou a I'etranger.

Dans le cas ou le College estimerait que des evenements politiques, economiques ou sociaux extraordinaires sont survenus ou sur le point de survenir, et seraient de nature a compromettre le fonctionnement normal de la Societe au lieu de son siege social voire la communication avec ce siege ou entre ce siege et des personnes a I'etranger, le College pourra transferer temporairement le siege social a I'etranger, jusqu'a la cessation totale de ces evenements extraordinaires. De telles mesures temporaires n'affecteront pas la nationalite de la Societe qui, nonobstant le transfer! temporaire de son siege social a I'etranger, restera regie par les lois du Grand-Duche de Luxembourg.

Article 3. Objet social

La Societe a pour objet la prise de participations directes ou indirectes et la detention de ces participations, sous n'importe quelle forme, dans toutes entreprises luxembourgeoises ou etrangeres, ainsi que I'administration, la gestion et la mise en valeur de ces participations.

Ceci inclut sans limitation finvestissement, I'acquisition et la vente de parts representatives ou non de capital social ainsi que d'instruments de dettes, etant sans limitation, des actions, des parts sociales, des parts beneficiaires, des options, bons de souscriptions et autres droits ou instruments de capitaux, des participations dans une association, participations dans une societe a responsabilite limitee, parts preferentielles, valeurs mobilieres et swaps, ainsi que finvestissement, I'acquisition et la vente, foctroi ou remission de prets, obligations (convertibles ou non), notes, certificats de capital preferentiels, certificats de creances, obligations ou notes listees sur une place boursiere et autres instruments de dette convertibles ou non et toute combinaison de ce qui precede, qu'ils soient librement transferables ou non, ainsi que des obligations (y compris, sans limitation, des obligations relatives a des titres synthetiques) dans tout type de societes, entites ou autres personnes (morales). La Societe peut emprunter sous toutes formes.

Par ailleurs, la Societe est autorisee a avoir toute position de, et exercer les fonctions de, commandite, gerant ou administrateur dans toute societe ayant son siege social au Grand-Duche de Luxembourg qui appartient au meme groupe de societes que la Societe.

La Societe peut aussi utiliser ses fonds pour investir dans 1'immobilier, les droits de propriete intellectuelle ou dans tout autre actif mobilier ou immobilier de toute sorte ou toute forme.

La Societe peut accorder des gages, garanties, privileges, hypotheques et toute autre forme de suretes ainsi que toute forme d'indemnites, a des entites luxembourgeoises ou etrangeres, en relation avec ses propres obligations et dettes.

La Societe peut accorder toute forme d'assistance (incluant mais non limite a foctroi d'avances, prets, depots d'argent et credits ainsi que 1'octroi de gages, garanties, privileges, hypotheques et toute autre forme de suretes, de toute sorte et forme) aux filiales de la Societe. De maniere plus occasionnelle, la Societe peut accorder le meme type d'assistance aux societes qui font partie du meme groupe de societes que la Societe ou a des tiers, sous condition que cela tombe dans 1'interet social et sans engendrer une obligation d'une autorisation specifique.

D'une maniere generale, la Societe peut effectuer toute operation commerciale, industrielle ou fmanciere et s'engager dans toute autre activite qu'elle jugera necessaire, conseillee, appropriee, incidente a ou non contradictoire avec I'accomplissement et le developpement de ce qui precede. Nonobstant ce qui precede, la Societe ne s'engagera dans aucune transaction qui entrainerait son engagement dans une quelconque activite qui serait consideree comme une activite reglementee ou qui requerrait de la Societe la possession de toute autre autorisation specifique.

Article 4. Duree

La Societe est constituee pour une duree indeterminee.

PARTIE II. CAPITAL SOCIAL ET PARTS SOCIALES

Article 5. Capital social - prime d'emission et apports en capital

5.1.     Capital social

Le capital social est fixe a cent mille vingt Euros (EUR 100.020) represente par cent mille vingt (100.020) parts sociales d'une valeur nominale d’un Euro (EUR 1) chacune, toutes entierement souscrites et liberees.

5.2.     Prime d'emission et apports en capital

En plus du capital social, un compte de prime d'emission et/ou un compte d'apport en capital (compte 115 "Apport en capitaux propres non remunere par des litres") peut etre etabli.

Les avoirs de ce compte de prime d'emission et/ou du compte d'apport en capital peuvent etre utilises par la Societe afin de racheter ses propres parts sociales, compenser des pertes nettes, effectuer des distributions aux associes, affecter les fonds a la reserve statutaire, effectuer des paiements relatifs aux parts sociales ainsi que toutes autres utilisations permises par la loi.

Article 6. Parts sociales

6.1.     Forme

Chaque part sociale sera et restera sous forme nominative.

La Societe ne pourra pas emettre des parts sociales par le biais d'une offre au public. Les parts sociales ne pourront pas etre representees par des certificats de parts sociales negociables; cependant, a la demande d'un associe, la Societe pourra emettre des certificats confirmant I'inscription du detenteur conceme au registre des associes.

6.2.     Registre des associes

Un registre des associes sera tenu au siege social de la Societe, conformement aux dispositions de 1'Article 710-8 de la Loi. Chaque associe aura le droit de consulter le registre pendant les heures ouvrables normales conformement aux dispositions de la Loi.

Les associes devront notifier la Societe par voie de lettre recommandee tout changement d'adresse. La Societe sera fondee a se fier a la demiere adresse qui lui aura ete notifiee.

6.3.     Indivision - suspension des droits

Chaque part sociale sera indivisible a 1'egard de la Societe. Dans le cas on une part sociale est detenue par plus d'une personne, la Societe aura le droit de suspendre les droits attaches a ladite part sociale (sauf pour les droits d'information prevus a I'Article 461-6 de la Loi) jusqu'a ce qu'une seule personne soit designee comme en etant le detenteur a 1'egard de la Societe.

6.4.     Transfert de parts sociales

Lorsque la Societe est composee d'un associe unique, ce dernier pourra librement transmettre ses parts.

Lorsque la Societe a plusieurs associes, les parts sociales seront librement cessibles entre les associes.

Les parts sociales emises par la Societe ne pourront etre cedees a des non-associes qu'en conformite avec les dispositions des Articles 710-12 et 710-13 de la Loi, etant precise que le consentement des associes representant les trois-quarts (3A) des parts sociales est requis pour toute cession de parts sociales a des non-associes et ce pour qu'il s'agisse d'une cession entre vifs ou pour cause de deces. Les memes regies s'appliqueront a la creation d'usufruit ou cession d'usufruit ou de nue-propriete.

En cas de cession de parts sociales entre vifs a des non-associes et, dans le cas oil le consentement des associes tel qu'indique ci-dessus n'a pas ete obtenu, les associes restant auront le droit d'acquerir les parts sociales ou de faire acquerir lesdites parts sociales aupres de 1'associe cedant sauf si ce dernier renonce a la cession des parts sociales, le tout conformement aux conditions prevues par I'Article 710-12 de la Loi. La Societe pent egalement decider, avec le consentement de 1'associe cedant, de reduire le capital social et de racheter les parts sociales de 1'associe cedant conformement aux conditions prevues a I'Article 710- 12 de la Loi. Dans les deux cas, le prix des parts sociales cedees sera determine par le College. Le College peut, a sa seule discretion, decider de recourir aux services d'un conseiller exterieur ou d'experts externes pour 1'assister dans cette finalite. Au cas ou les parts sociales n'auraient pas ete acquises ou rachetees conformement aux dispositions mentionnees ci-dessus, 1'associe cedant pourra proceder a la cession initialement prevue aux non- associes.

Article 7. Augmentations, reductions et rachats de capital social

7.1.    Augmentation et reduction de capital

Le capital social de la Societe pourra etre augmente ou reduit, en une ou en plusieurs fois, par une resolution de 1'assemblee generale des associes, sous reserve que les conditions de quorum et de majorite requises pour toute modification des Statuts soient respectees.

7.2.    Rachat de parts sociales

La Societe pourra racheter ses propres parts sociales avec le consentement des associes concemes. Le rachat de parts sociales ne pourra avoir pour effet que la valeur nominale ou le pair comptable agrege des parts detenues par les associes (autre que la Societe) devienne inferieur a douze mille euros (12.000 EUR), ou 1'equivalent de ce montant dans une autre devise.

De surcroit, dans le cas ou la Societe a emis des parts sociales rachetables, le rachat de ces parts sociales devra etre conforme aux dispositions de 1'Article 710-5 de la Loi.

Les droits de vote et les droits financiers attaches aux actions rachetees seront suspendus pendant la periode ou elles sont detenues par la Societe.

Le College est autorise a annuler les parts sociales ainsi rachetees et a proceder a la reduction de capital correlative, ce qui devra etre constate par acte notarie dans le mois suivant I'annulation et la reduction.

PARTIE III. GERANCE ET REVISION DES COMPTES

Article 8. College de gerance

La Societe sera geree par un ou plusieurs gerants, lesquels ne devront pas necessairement etre des associes (le(s) "Gerant(s)"). Si plusieurs gerants sont nommes, ils constitueront un college de gerance (le "College").

Le ou les Gerants devront etre nomme(s) par les associes qui determineront leur nombre, leur remuneration et la duree de leur mandat. Dans le cas ou aucune duree n'a ete determinee par la decision des associes concemes, les gerants concernes seront nommes pour une duree indeterminee. Le ou les Gerants pourront etre reelu(s) a la fm de leur mandat et revoque(s) de leurs fonctions a tout moment, sans motif, a la suite d'une resolution de 1'assemblee generale des associes.

Les associes pourront decider de nommer deux (2) categories de Gerants, respectivement le(s) "Gerant(s) de Categoric A" et le(s) "Gerant(s) de Categoric B".

Article 9. Procedure, votes

9.1.    Gerant unique

Si la Societe est composee d'un Gerant unique, ce dernier exercera les pouvoirs octroyes par la Loi au College. Dans ce cas, et dans la mesure du possible, lorsque le terme "Gerant unique" n'est pas expressement mentionne dans les Statuts, toute reference au "College" devra etre comprise comme une reference au Gerant unique. Le Gerant unique pourra enregistrer ses resolutions sous forme de proces- verbaux.

9.2.    Procedure de decision du College

9.2.1    President et secretaire

Le College pourra nommer un president (le "President") parmi ses membres mais n'y sera pas oblige. Si des categories de Gerants ont ete creees, le President sera nomme parmi les Gerants de Categoric A. Si un President a ete nomme, il presidera toutes les reunions du College. En 1'absence du President, le College pourra nommer tout Gerants en tant que President pro tempore par vote majoritaire des Gerants presents ou representes a la reunion.

Le College pourra egalement nommer un secretaire (le "Secretaire") pour dresser les proces-verbaux des reunions du College et de 1'assemblee generale des associes. Si le Secretaire n'est pas un Gerant, cette personne devra observer, sous la responsabilite du College, les regies de confidentialite prevues a 1'article

10.2    des presents Statuts.

9.2.2    Convocation du College

Le College se reunira sur convocation de tout Gerant ou par suite d'une convocation adressee par le President, le cas echeant. Sauf en cas d'urgence ou avec 1'accord prealable de toutes les personnes autorisees a participer a la reunion, un avis ecrit de toute reunion du College sera donne a tous les Gerants avec un preavis d'au moins vingt-quatre (24) heures ou d'un preavis d'au moins six (6) heures dans des situations exceptionnelles et urgentes, a condition tout de meme que la reunion ait lieu pendant les heures ouvrables normales a Luxembourg. La convocation indiquera le lieu, la date, 1'heure ainsi que 1'ordre du jour de la reunion.

II pourra etre renonce a cette convocation avec 1'accord unanime de tous les Gerants presents ou representes, lequel devra etre donne a la reunion ou par tout autre moyen par ecrit.

Une convocation separee ne sera pas requise pour les reunions se tenant a une date et a un endroit prealablement approuves par le College.

9.2.3    Tenue des reunions du College

Les reunions du College se tiendront au Grand-Duche de Luxembourg, sauf en cas de circonstances exceptionnelles qui devraient etre acceptees par tous les membres du College.

Tout Gerant pourra designer par ecrit un autre Gerant pour se faire representer aux reunions du College. Un Gerant pourra representer plus d'un Gerant lors d'une reunion du College pour antant qu'il y ait touj ours deux (2) Gerants presents en personne ou par conference telephonique, videoconference ou tout autre moyen similaire de communication.

Si des categories de Gerants ont ete creees, un Gerant d'une categorie ne peut etre represente que par un Gerant de cette meme categorie.

Tout Gerant pourra participer a une reunion du College par conference telephonique, videoconference ou tout autre moyen similaire de telecommunication permettant a plusieurs personnes de communiquer simultanement entre elles, ou tout autre moyen de communication permettant une identification de ces personnes. Ces methodes de participation seront considerees comme equivalentes a la presence physique de la personne a la reunion et toute reunion tenue par ces moyens sera reputee avoir eu lieu au siege social de la Societe.

Une resolution ecrite signee par tous les Gerants sera valable de la meme maniere que si elle avait ete adoptee a une reunion du College dument convoquee et tenue. Les resolutions adoptees selon cette procedure seront reputees avoir ete adoptees au siege social de la Societe. Ces resolutions pourront etre actees soit dans un document unique, signe par tous les Gerants ou dans des documents distincts identiques, chacun signe par un Gerant.

9.2.4    Quorum et majorite

Le quorum requis pour les reunions du College sera atteint par la presence ou la representation d'au moins deux Gerants actuellement en fonction et, si des categories de Gerants ont ete creees, par la presence ou representation d'au moins un (1) Gerant de chaque categorie.

Les decisions seront prises a la majorite des votes des Gerants presents ou representes a la reunion, et, si des categories de Gerants ont ete creees, les decisions devront etre approuvees par au moins un (1) Gerant de chaque categorie. En cas de parite des voix, le President, ou le cas echeant, le President pro tempore, pour autant que ces postes aient ete pourvus, qui sera a tout instant un Gerant de Categorie A, aura une voix preponderante.

Dans le cas ou le quorum et la majorite mentionnes ci-dessus ne pourront etre atteints en raison de conflits d'interets d'un (1) ou plusieurs Gerants avec la decision devant etre prise par le College, la decision devra etre adoptee a la majorite simple par les membres du College qui n'ont pas de conflit et peuvent voter, sauf s'ils decident que cette decision sera deferee a I'approbation du ou des associes.

9.2.5    Proccs-verbaux - copies ou extraits

Les proces-verbaux de la reunion du College devront etre etablis par ecrit et signes par le President, ou le president pro tempore, le cas echeant, ou par tous les Gerants presents a la reunion.

Les copies ou les extraits des proces-verbaux ou les resolutions devront etre certifies par le President, s'il en a ete nomme un, ou, le cas echeant, le president pro tempore, ou par un (1) Gerant quelconque.

Article 10. Pouvoirs - devoirs - responsabilite - indemnisation

10.1.    Pouvoirs du College

Le College sera investi des pouvoirs les plus etendus pour agir au nom de la Societe et pour accomplir ou autoriser tous les actes d'administration ou de disposition qui seront necessaires ou utiles pour la realisation de 1'objet social de la Societe. Tous les pouvoirs qui ne sont pas expressement reserves par la Loi ou par les presents Statuts aux associes pourront etre exerces par le College.

10.2.    Confldentialite

Meme apres le terme de leur mandat, le ou les Gerant(s) resteront tenus de ne pas reveler les informations relatives a la Societe qui pourraient contrevenir aux interets de cette demiere, sauf si la revelation de ces informations est requise par la loi ou 1'interet public, conformement a et sous reserve des dispositions des Articles 710-15 et 444-6 de la Loi.

10.3.   Conflits d'interets

Les Gerants devront observer la procedure applicable aux conflits d'interets telle que prevue aux Articles 710-15 et 441-7 de la Loi et a I'article 9.2.4 des presents Statuts.

Pour eviter toute equivoque et dans la limite permise par la Loi, aucun contrat ou transaction entre la Societe et une autre partie ne sera affecte ou invalide par le simple fait qu'un ou plusieurs Gerants, associes, membres, dirigeants ou salaries de la Societe auraient un interet personnel dans ledit contrat ou ladite transaction, ou s'il est un representant dument autorise de 1'autre partie concemee. Sauf dispositions contraires des presents Statuts, tout Gerant ou dirigeant qui agit en tant qu'administrateur, gerant, associe, actionnaire, dirigeant ou salarie pour le compte d'une autre societe ou fume avec laquelle la Societe contractera ou entrera autrement en relations d'affaires, ne sera pas, pour ce seul motif, automatiquement empeche de prendre part aux deliberations et de voter ou d'agir en ce qui conceme toutes operations relatives a un tel contrat ou transaction.

10.4.    Responsabilite - indemnisation

Les Gerants, dans le cadre de leur mandat, ne seront pas personnellement responsables pour tout engagement valablement pris par eux pour le compte de la Societe. Ils ne peuvent etre tenus responsables que pour 1'exercice de leurs fonctions conformement aux dispositions legales applicables.

Dans les limites permises par la loi, la Societe devra indemniser tout Gerant ainsi que les heritiers, les executeurs et administrateurs testamentaire de ce dernier, des depenses raisonnables faites en relation avec toute action, proces ou procedure a laquelle le Gerant aurait pu etre partie en raison de sa fonction passee ou actuelle de Gerant ou, a la demande de la Societe, de toute autre societe dans laquelle la Societe est associee ou creanciere et pour laquelle le Gerant ne serait pas autorise a etre indemnise, excepte pour toute action, proces ou procedure en relation avec des affaires pour lesquelles le Gerant serait finalement declare responsable pour faute grave ou faute lourde. En cas de reglement amiable d'un conflit, des indemnites pourront etre accordees uniquement dans les matieres en relation avec lesquelles la Societe a ete conseillee par son conseiller juridique, que le Gerant n'a pas viole ses obligations. Ce droit a indemnite n'est pas exclusif d'autres droits que la personne concemee pourra revcndique.

Article 11. Delegation de pouvoirs

11.1.    Delegation de la gestion journaliere

Le College pourra deleguer ses pouvoirs pour conduire la gestion journaliere et les affaires de la Societe ainsi que la representation de la Societe a un ou plusieurs membres du College ou a une ou plusieurs autres personnes qui ne seront pas necessairement des Gerants ou des associes de la Societe, lesquelles pourront agir individuellement ou conjointement, selon les conditions et les pouvoirs determines par le College. Le College pourra mettre un terme librement, a tout moment et sans justification, a la delegation de pouvoirs du ou des delegues a la gestion journaliere. La responsabilite du(des) delegue(s) a la gestion journaliere sera determinee conformement aux dispositions de la Loi. La ou les personnes deleguees a la gestion journaliere devront se conformer a la procedure des conflits d'interet de 1'Article 710- 15 (4) de la Loi.

Lorsque la Societe est geree par un College, la delegation de la gestion journaliere a un membre du College entrainera 1'obligation pour le College de faire rapport chaque annee a I'assemblee generale des associes sur le salaire, les frais et autres avantages octroyes au Gerant dans le cadre de ladite delegation.

11.2.    Autres delegations

Le College pourra conferer certains pouvoirs et/ou mandats speciaux a un ou plusieurs membres du College ou a une ou plusieurs autres personnes qui ne seront pas necessairement des Gerants ou des associes de la Societe, lesquelles pourront agir individuellement ou conjointement, selon les conditions et les pouvoirs determines par le Gerant ou, le cas echeant, le College.

Le College pourra aussi nommer un ou plusieurs comites et determiner leur composition et leur objet. Ce ou ces comites exerceront leurs prerogatives sous la responsabilite du College.

Article 12. Representation de la Societe

En cas de nomination d'un Gerant unique, la Societe sera engagee a 1'egard des tiers par la signature individuelle de ce Gerant, ainsi que par les signatures conjointes ou la signature individuelle de toute(s) personne(s) a laquelle ou auxquelles le Gerant aura delegue un tel pouvoir de signature, et ce dans les limites d’un tel pouvoir.

Lorsque la Societe est geree par un College et sous reserve de ce qui suit, la Societe sera engagee vis-a- vis des tiers par les signatures conjointes de deux (2) Gerants quelconques ainsi que par la signature individuelle ou conjointe de toute(s) personne(s) a laquelle ou auxquelles le College aura delegue un tel pouvoir de signature, et ce dans les limites d'un tel pouvoir.

Si les associes ont nomme une ou plusieurs categories de Gerants, la Societe sera engagee vis-a-vis des tiers par la signature conjointe d'un (1) Gerant de chaque categoric ainsi que par la seule signature ou par la signature conjointe de toute(s) personne(s) a qui le College, ou un Gerant de chaque categoric, aura delegue un tel pouvoir de signature, et ce dans les limites d'un tel pouvoir.

Si un (1) ou plusieurs delegues a la gestion journaliere ont ete nomme(s), ce(s) delegue(s) pourront representer la Societe par sa/leur signature individuelle(s) et ce dans les limites de la gestion journaliere.

Article 13. Revision des comptes

Dans tous les cas prevus par le droit luxembourgeois, la surveillance des operations de la Societe sera confiee a un (1) ou plusieurs commissaires aux comptes ou, dans la mesure ou cela est prevu par la loi luxembourgeoise ou decide optionnellement par les associes, a un (1) ou plusieurs reviseurs d'entreprises independants agrees.

Le(s) commissaire(s) aux comptes ou, le cas echeant, le(s) reviseur(s) d'entreprises agree(s), sera/seront nomme(s) par les associes, qui determineront leur nombre, leur remuneration et la duree de son/leur mandat. Si aucun terme n'a ete prevu dans la decision y relative de 1'associe concemee, le(s) commissaire(s) aux comptes ou, le cas echeant, le(s) reviseur(s) d'entreprises sera(ont) nomme(s) pour une duree limitee d'un (1) an. Leur mandat pourra etre renouvele a leur terme et ils pourront etre revoques de leurs fonctions a tout moment, avec ou sans motif, sur simple decision des associes, sous reserve des dispositions legales applicables.

PARTIE IV. ASSEMBLER GENERALE DES ASSOCIES

Article 14. Pouvoirs

Les associes disposeront de tous les pouvoirs qui leurs sont conferes par la Loi et les presents Statuts.

Toute assemblee generale regulierement constitute ou toute resolution valable ecrite, le cas echeant, sera censee representer et lier la totalite des associes de la Societe.

Les associes ne pourront ni participer a, ni interferer dans la gestion de la Societe.

Article 15. Procedure pour les decisions des associes

15.1.    Convocation

Le College ou le(s) commissaire(s) aux comptes, le cas echeant, ainsi que les associes qui detiendront plus de la moitie ('A) du capital social de la Societe pourront convoquer une assemblee generale des associes ou soumettre des resolutions ecrites aux associes de la Societe, conformement aux dispositions de la Loi.

Les assemblies generales des associes, y compris 1'assemblee generale annuelle, ne pourront se tenir a 1'etranger que si elles sont requises par des circonstances imprevues ou des cas de force majeure, tel que determine par le College.

Lorsqu'une assemblee generale des associes devra etre convoquee, une convocation ecrite devra etre envoyee aux associes au moins huit (8) jours avant I'assemblee generale et devra preciser la date, I'heure, I'endroit et 1'ordre du jour de cette derniere. Si tous les associes sont presents ou representes a I'assemblee generale des associes et declarent avoir eu connaissance de 1'ordre du jour de I'assemblee, I'assemblee pourra etre tenue sans convocation prealable.

15.2.    Forme des resolutions

Si la Societe possede un associe unique, ce dernier exercera les pouvoirs qui sont confies par la Loi a I'assemblee generale. Dans ce cas, et dans la mesure du possible, lorsque le terme "associe unique" n'est pas expressement mentionne dans les presents Statuts, toute reference aux "associes" ou a "I’assemblee generale" utilisee dans les presents Statuts devra etre comprise comme une reference a fassocie unique". Les resolutions de fassocie unique devront etre prises par ecrit.

Si la Societe compte moins de soixante (60) associes, a 1'exception des assemblees generales modifiant les Statuts, les assemblees generales des associes ne seront pas obligatoires et les associes pourront voter sur des resolutions proposees par ecrit (avec toutefois la meme majorite que cedes requise pour les assemblees generales).

Lorsque les associes seront consultes par ecrit, ils devront exprimer leur vote par resolutions circulaires signees. Les signatures des associes pourront apparaitre sur un seul document ou sur plusieurs copies d'une resolution identique. Leur signature pourra etre prouvee par un original ou par une copie delivree par telecopie ou par mail.

15.3.    Procedure

Le president de I'assemblee generale des associes ou, en son absence, toute autre personne nommee par I'assemblee generale des associes devra presider I'assemblee generale. Le president de I'assemblee generale des associes nommera un secretaire. L'assemblee generale des associes nommera un ou plusieurs scrutateurs. Le president de I'assemblee generale des associes, le secretaire et le ou les scrutateur(s) formeront ensemble le comite de direction de 1'assemble generale.

Une liste de presence indiquant le nom de chaque associe, le nombre de parts sociales detenues et, si applicable, le nom du representant de fassocie, sera etablie et signee par le bureau de I'assemblee generale des associes ou, le cas echeant, leurs representants.

Les associes pourront participer aux assemblees generales des associes par conference telephonique, videoconference ou tout autre moyen similaire de telecommunication permettant leur identification conformement a et sous reserve des dispositions de f Article 710-21 de la Loi. Une assemblee tenue par ces moyens sera reputee avoir lieu au siege social de la Societe.

De surcroit, les associes pourront egalement voter a I'assemblee generale des associes par des formulaires de vote. Les formulaires de vote devront contenir les points de 1'ordre du jour de I'assemblee et 1'indication du vote de 1'associe concerne pour chaque point figurant a 1'ordre du jour (pour, centre, abstention). Afin de les prendre en compte pour la determination du quorum, les formulaires de vote devront etre recus par la Societe au plus tard une (1) heure avant 1'heure a laquelle I'assemblee aura ete convoquee.

15.4.     Vote

Une (1) voix sera attachee a chaque part sociale, sauf disposition contraire de la Loi. Chaque associe disposera de droits de vote proportionnels au nombre de parts sociales detenues.

Un associe pourra designer un mandataire par ecrit, que ce soit par le biais d'un original ou d'une copie delivre par telecopie ou mail, pour le representer a I'assemblee generate, etant entendu que ce mandataire ne sera pas necessairement un associe.

Sans prejudice a ces Statuts et a la Loi, le College pourra suspendre les droits de vote de 1'associe qui restera en defaut de remplir les obligations qui lui incombent en vertu des Statuts, de son acte de souscription ou d’engagement.

II est permis a tout associe, a titre personnel, de s'engager a ne pas exercer temporairement ou definitivement tout ou partie de ses droits de vote. Une telle renonciation lie I'actionnaire et s'impose a la societe des sa notification a cette demiere.

Les conventions de vote seront valables conformement a et sous reserve des dispositions de 1'Article 710- 20 de la Loi.

15.5.     Quorum et majorite

15.5.1     Decisions modifiant les Statuts et changement de nationality

Sauf disposition contraire des presents Statuts ou de la Loi, toute modification des Statuts, y compris tout changement de nationalite, devra etre approuve par les associes representant au moins les trois quarts (%) du capital social de la Societe.

15.5.2     Decisions en cas de cessions de parts sociales

Les decisions approuvant toute cession de parts sociales a des non-associes devront etre adoptees conformement aux dispositions de 1'article 6.4. des presents Statuts.

15.5.3     Consentement unanime

Les engagements des associes ne pourront etre augmentes qu'avec leur consentement unanime.

15.5.4     Autres decisions

Toutes autres decisions pour lesquelles un quorum ou une majorite specifique ne sont pas prevues par les presents Statuts ou par la Loi, seront adoptees par les associes representant plus de la moitie (‘A) du capital social de la Societe. Dans le cas ou un tel quorum n'est pas atteint a la premiere assemblee, les associes devront etre convoques ou consultes une seconde fois, par lettre recommandee, et les decisions devront etre adoptees par une majorite de votes emis, quel que soit le pourcentage du capital represente.

15.5.5     Categories de parts sociales

Dans le cas ou plusieurs categories de parts sociales existent et ou la decision des associes peut resulter en une modification de leurs droits respectifs, la decision, pour etre valablement prise, devra inclure, dans chaque categoric, les conditions de majorite et de quorum prevues par 1'article 15.5.1 des presents Statuts.

15.6.     Proces-verbaux - copies ou extraits

Les proces-verbaux des decisions des assemblies generales des associes de la Societe devront etre etablis par ecrit et signes par les membres du comite de direction ainsi que par les associes qui le souhaitent.

Les copies ou extraits des proces-verbaux des decisions de I'assemblee generale pourront etre certifies par un (1) Gerant quelconque.

15.7.     Participation des obligataires

Si la Societe a emis des obligations, les obligataires ne seront pas convoques ni autorises a assister aux assemblies ginirales des associis.

PARTIE V. ANNEE SOCIALE ET REPARTITION DES BENEFICES

Article 16. Annie sociale

L'annie sociale de la Sociiti commencera le premier jour du mois de dicembre et s'achevera le dernier jour du mois de novembre de l'annie qui suit.

Article 17. Approbation des comptes annuels

A la fin de chaque annie sociale, les comptes seront arretis et le College dressera les comptes annuels de la Sociiti conformiment a la Loi et les soumettra au(x) commissaire(s) aux comptes pour rivision (le cas ichiant) et a I'assemblie ginirale des associis pour approbation.

Tout associi ou son mandataire pourra prendre connaissance des comptes annuels au siege social de la Sociiti conformiment aux dispositions de la Loi.

Article 18. Affectation des benefices

Cinq pourcent (5%) des binifices nets annuels de la Sociiti devront etre affectis a la riserve ligale, jusqu'a ce que cette riserve atteigne dix pourcent (10%) du capital social.

L'assemblie ginirale des associis dicidera de 1'affectation des binifices restants. Ces binifices pourront, totalement ou en partie, etre utilisis pour apurer des pertes, le cas ichiant, etre allouis en riserve, etre reportis sur le prochain exercice fiscal ou encore etre distribuis aux associis.

Article 19. Acomptes sur dividendes

Le College sera autorisi a accorder des acomptes sur dividendes conformiment a 1'Article 710-25 de la Loi.

PARTIE VI. DISSOLUTION ET LIQUIDATION

Article 20. Dissolution, liquidation

La Sociiti ne pourra pas etre dissoute pour cause de mort, de faillite, d'incapaciti ou d'ivenements similaires affectant un (1) ou plusieurs associis.

La Sociiti pourra etre dissoute conformiment a une dicision des associis, approuvie aux conditions de quorum et de majoriti requis par la Loi.

En cas de dissolution de la Sociiti, la liquidation s'effectuera par les soins d'un (1) ou de plusieurs liquidateurs (personnes physiques ou morales), nommis par l'assemblie ginirale des associis, qui diterminera leurs pouvoirs et leurs imoluments.

Apres paiement de toutes les dettes et charges de la Sociiti, toutes les taxes et frais de liquidation compris, I'actif net restant de la Sociiti sera riparti iquitablement entre tous les associis.

Si la Sociiti n'a qu'un (1) associi unique, elle pourra etre dissoute sans liquidation conformiment aux dispositions de I'Article 710-3 de la Loi et de 1'Article 1865bis, alinia 2 et seq. du Code civil luxembourgeois.

PARTIE VII. LOI APPLICABLE - DEFINITIONS

Article 21. Loi applicable

Toutes les matieres qui ne sont pas regies par les presents Statuts seront reglees conformement a la loi applicable, ainsi que tout accord conclu entre les associes et la Societe, le cas echeant, et qui pourront completer certaines dispositions des presents Statuts.

Article 22. Definitions

Les termes ci-dessous auront la definition suivante lorsqu'ils sont utilises dans les presentes:

Loi: la loi luxembourgeoise du 10 aout 1915 sur les societes commerciales telle que modifiee;

Statuts: les presents statuts de la Societe;

College: voir la definition a 1'Article 8 des presents Statuts;

President: voir la definition a 1'Article 9.2.1 des presents Statuts;

Gerant(s) de Categoric A: voir la definition a I'Article 8 des presents Statuts;

Gerant(s) de Categoric B: voir la definition a FArticle 8 des presents Statuts;

Societe: voir la definition a I'Article 1 des presents Statuts;

Gerant(s): voir la definition a I'Article 8 des presents Statuts; et

Secretaire: voir la definition a I'Article 9.2.1 des presents Statuts.

POUR STATUTS CONFORMES AU 08 OCTOBRE 2021.